UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

CNL Lifestyle Properties, Inc. and its subsidiaries (“we”, the “Company” or “CLP”) own a total of 17 marina properties which in the aggregate comprise approximately 7% of CLP’s total portfolio based on initial purchase price as of August 30, 2013. Eleven of the marina properties have been leased to affiliates of Marinas International (collectively, “Marinas International”) under long-term, triple net leases with renewal options (the “Leases”); and another two of the marina properties were operated under management contracts with an affiliate of Marinas International (the “Management Contracts”).

As previously disclosed in a Current Report on Form 8-K dated June 10, 2013 and filed July 5, 2013, as of January 22, 2013, Marinas International was in default of its obligations under the Leases, was in default of the obligations under a forbearance agreement pursuant to which the Company temporarily deferred collection of delinquent rent until December 1, 2012, and had voluntarily filed for bankruptcy protection under chapter 11 in the United States Bankruptcy Court for the District of Delaware on June 10, 2013. In addition, on May 2, 2013, Marinas International filed a lawsuit against the Company and certain of the current and former officers of Company’s advisor in the 116th Judicial District of the State Court of Texas for a number of claims, including breach of contract and fraudulent inducement (the “Marinas International Lawsuit”).

On June 19, 2013, we moved to dismiss the bankruptcy proceedings or convert the chapter 11 proceedings to chapter 7 proceedings to allow for liquidation of Marinas International’s assets.

The two previously managed properties were transitioned to Coastal Properties Management, Inc. on August 21, 2013.

On September 30, 2013, the Company entered into a Settlement Agreement with Marinas International with respect to the Marinas International Lawsuit (the “Settlement Agreement”) pursuant to which (i) effective September 30, 2013 the eleven Leases are terminated, (ii) a third-party manager, Anchor South, LLC, will manage four of the marinas effective as of October 1, 2013, and (iii) International Marina Group I, LP (“IMG”), an affiliate of Marinas International, will temporarily operate the remaining seven marinas to allow for an orderly transition to new third-party marina operators. In addition, pursuant to the Settlement Agreement, the parties agree to dismiss with prejudice the Marinas International Lawsuit and any eviction actions subject to the parties performance under the settlement agreement, and Marinas International has consented to the grant of the motion to dismiss its bankruptcy proceedings.

It is anticipated that the IMG management agreements will be terminated on or before October 15, 2013 with respect to three of the marinas, each of which will be managed by Morningstar Property Management, LLC, a North Carolina limited liability company. The Company anticipates that the remaining four will be fully transitioned to third-party marina managers prior to December 31, 2013.

As noted in our Annual Report on Form 10-K for the year ended December 31, 2012, in anticipation of the likely termination of the Leases and Management Contracts, and the transition of these properties to new third-party tenants or managers, in December 2012, we recorded a loss on lease termination of $17.0 million related to prior GAAP straight-lining adjustments, deferred rent, and in-place lease intangible assets under the Leases. We evaluated the properties and determined no impairment provision was deemed necessary, and we will continue to evaluate the projected cash flows for these properties.

Caution Concerning Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, statements of future economic performance, and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share value of the Company’s common stock, and other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

Important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements include, but are not limited to, risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; failure to successfully manage growth or integrate acquired properties and operations; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brands.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnllifestylereit.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2013		CNL LIFESTYLE PROPERTIES, INC. a Maryland corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson Chief Financial Officer, Senior Vice President and Treasurer